Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Centessa Pharmaceuticals plc of our reports dated March 12, 2021, relating to the financial statements of Palladio Biosciences, Inc.; Inexia Limited; Janpix Limited; Pega-One S.A.S.; PearlRiver Bio GmbH; Orexia Limited; Capella Bioscience Limited; and ApcinteX Limited, as of and for the periods or years ended December 31, 2019 and 2020.

/s/ Frazier & Deeter LLC

Tampa, Florida

June 11, 2021